EXHIBIT 21.1

                              List of Subsidiaries
                              --------------------

                                         State of Incorporation/
        Subsidiary                            Formation                  D/B/A
        -----------                     -----------------------        --------

1. PBM Technology, Inc.                         Delaware

2. Interchange PMP, Inc.                        Oklahoma

3. Pharmacy Associates, Inc.                    Arkansas

4. Specialty Pharmacy Care, Inc.                New York

5. Centrus Corporation                          Delaware

6. NMHCRX Contracts, Inc.                       Delaware

7. NMHC Funding, LLC                            Delaware

8. National Medical Health Card IPA, Inc.       New York         NMHCRX IPA

9. NMHCRX, Inc.                                 Delaware

10. NMHCRX Mail Order, Inc.                     Delaware         NMHC Mail

11. Integrail Inc.                              Delaware         NMHC Integrail

12. Ascend Specialty Pharmacy Services, Inc.    Delaware

13. Portland Professional Pharmacy              Maine            NMHC Ascend

14. Portland Professional Pharmacy Associates   Maine            NMHC Ascend

15. Inteq PBM, L.P.                             Texas

16. Inteq Corp.                                 Delaware

17. Inteq TX Corp.                              Texas

18. Pharmaceutical Care Network                 California        PCN

19. PCN DE Corp.                                Delaware